PHSB FINANCIAL CORPORATION
                                PROPOSED LETTERS


                                      INDEX

 1.      Dear Current Depositor including IRA or *

 2.      Dear Friend Letter - Eligible Account Holders who are no longer Depositors *

 3.      Dear Potential Investor Letter *

 4.      Dear Depositor Letter - Used as a Cover Letter for States Requiring "Agent" Mailing *

 5.      Proxy Request

 6.      Mailing Insert/Lobby Poster

 7.      Invitation Letter - Informational Meetings

 8.      Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

 9.      Dear Shareholder - Confirmation Letter

10.      Dear Interested Investor - No Shares Available Letter

11.      Welcome Shareholder Letter - For Initial Certificate Mailing

12.      Dear Interested Subscriber Letter - Subscription Rejection

13.      Letter for Trident Securities Mailing to Clients *

14.      Questions and Answers Brochure *

                  *        Accompanied by a Prospectus


                            PEOPLES HOME SAVINGS BANK



Dear Current Depositor:

In accordance with the plan of conversion approved by the Boards of Trustees of Peoples Home Savings Bank and PHS Bancorp, M.H.C., and the Board of Directors of PHS Bancorp, Inc., PHS Bancorp, M.H.C. is converting from a mutual holding company to a full stock corporation. After conversion, we will be structured in a form of ownership used by most stock holding companies of savings banks.

To accomplish the conversion, your participation is extremely important. On behalf of the Board of Directors, I ask that you help us meet our goal by reading the enclosed Proxy Statement and then casting your vote in favor of the plan of conversion and mailing your signed proxy card immediately in the enclosed WHITE postage-paid envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Current Depositors and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA account for which Peoples Home Savings Bank acts as trustee and we do not receive a proxy from you, Peoples Home Savings Bank, as trustee for such account, intends to vote in favor of the plan of conversion on your behalf.

If the plan of conversion is approved let me assure you that:

     o Deposit accounts will continue to be federally insured to the fullest extent permitted by law.
     o    Existing deposit accounts and loans will not undergo any change.
     o Voting for approval will not obligate you to buy any shares of common stock.

As a qualifying account holder, you may also take advantage of your nontransferable rights to subscribe for shares of PHSB Financial Corporation common stock on a priority basis, before the stock is offered for sale to the general public and the public stockholders of PHS Bancorp, Inc. If you wish to subscribe for stock, please complete the stock order and certification form and mail it along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Peoples Home Savings Bank) to PHSB Financial Corporation in the enclosed YELLOW postage-paid envelope marked "STOCK ORDER RETURN," or return it to any banking office of Peoples Home Savings Bank. Your order must be physically received by PHSB Financial Corporation no later than 12:00 p.m., Eastern Time on ____________, ____________ __, 2001,
unless extended. Please read the Prospectus carefully before making an investment decision.

If you wish to use funds in your IRA maintained at Peoples Home Savings Bank to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Peoples Home Savings Bank. The transfer of such funds to a new trustee takes time, so please make arrangement as soon as possible.

If you have any questions after reading the enclosed material, please call our stock information center at ____________. The stock information center is open Monday through Friday between the hours of _____ a.m. and _____ p.m. Please note that the stock information center will be closed from _____ p.m.___________, _____________, 2001, through _____ p.m. _____________, _______________, 2001, in observance of the Thanksgiving holiday.

                                           Sincerely,


                                           James P. Wetzel, Jr.
                                           President and Chief Executive Officer

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

#1

                            PEOPLES HOME SAVINGS BANK


Dear Friend of Peoples Home Savings Bank:

As a former account holder of Peoples Home Savings Bank, you may take advantage of your nontransferable rights to subscribe for shares of PHSB Financial Corporation common stock on a priority basis, before the stock is offered to the general public and the public stockholders of PHS Bancorp, Inc. The enclosed Prospectus describes the stock offering and the operations of Peoples Home Savings Bank. If you wish to subscribe for stock, please complete the stock order and certification form and mail it along with full payment for the shares in the enclosed postage- paid envelope marked "STOCK ORDER RETURN," or return it to any banking office of Peoples Home Savings Bank. Your order must be physically received by PHSB Financial Corporation no later than 12:00 p.m., Eastern Time on ____________, December __, 2001, unless extended. Please read the Prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our stock information center at (724) 846-6020. The stock information center is open Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. [Please note that the stock information center will be closed from 12:00 noon, Wednesday, November 21, 2001, through 12:00 noon Monday, November 26, 2001, in observance of the Thanksgiving holiday.]

                                           Sincerely,



                                           James P. Wetzel, Jr.
                                           President and Chief Executive Officer







The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

#2

                                PHS BANCORP, INC.




Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with our stock offering.

This information packet includes the following:

          PROSPECTUS: This document provides detailed information about our stock offering. Please read it carefully prior to making an investment decision.

          STOCK ORDER AND CERTIFICATION FORM: Use this form to subscribe for stock and return it together with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Peoples Home Savings Bank) to us in the enclosed postage-paid envelope. Your order must be physically received by us no later than 12:00 p.m., Eastern Time on __________, December __, 2001, unless extended.

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions after reading the enclosed material, please call our stock information center at (724) 846-6020. The stock information center is open Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. [Please note that the stock information center will be closed from _____ __________, November __, 2001, through ______ noon __________, November __,
2001, in observance of the Thanksgiving holiday.]

                                           Sincerely,




                                           James P. Wetzel, Jr.
                                           President and Chief Executive Officer





The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.


#3

                         TRIDENT SECURITIES (LETTERHEAD)






Dear Depositor:

At the request of Peoples Home Savings Bank, we have enclosed materials regarding PHSB Financial Corporation's stock offering. The materials include a Prospectus and a stock order and certification form which offer you the opportunity to subscribe for shares of common stock of PHSB Financial Corporation.

We recommend that you read this material carefully. If you decide to subscribe for shares, you must return the properly completed and signed stock order and certification form along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account at Peoples Home Savings Bank) to PHSB Financial Corporation, no later than 12:00 p.m., Eastern Time on _________, December __, 2001 in the accompanying YELLOW postage-paid envelope marked "STOCK ORDER RETURN." If you have any questions after reading the enclosed material, please call the stock information center at (724) 846-6020, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Trident Securities representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials.


                             Sincerely,



                             TRIDENT SECURITIES,
                             A Division of McDonald Investments, Inc.



The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

Enclosure

#4

                                  PROXY REQUEST


--------------------------------------------------------------------------------

                            PEOPLES HOME SAVINGS BANK

                       ----------------------------------
                              WE NEED YOUR VOTE!
                       ----------------------------------


     DEAR CURRENT DEPOSITOR OF PEOPLES HOME SAVINGS BANK:

     YOUR VOTE ON OUR PLAN OF CONVERSION HAS NOT YET BEEN RECEIVED. YOUR VOTE IS VERY IMPORTANT TO US. PLEASE VOTE AND MAIL THE ENCLOSED PROXY TODAY. IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY.


          REMEMBER: VOTING DOES NOT OBLIGATE YOU TO BUY STOCK. THE BOARD OF TRUSTEES OF PEOPLES HOME SAVINGS BANK HAS UNANIMOUSLY APPROVED THE PLAN OF CONVERSION AND URGES YOU TO VOTE IN FAVOR OF IT. YOUR PEOPLES HOME SAVINGS BANK DEPOSIT ACCOUNTS OR LOANS WITH THE BANK WILL NOT BE AFFECTED IN ANY WAY. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FEDERALLY INSURED.


     A POSTAGE-PAID ENVELOPE IS ENCLOSED WITH THE PROXY FORM. IF YOU HAVE ANY QUESTIONS, PLEASE CALL OUR STOCK INFORMATION CENTER AT (724) 846-6020.

     PLEASE VOTE TODAY BY RETURNING ALL PROXY FORMS RECEIVED.


                                                       SINCERELY,



                                                       PEOPLES HOME SAVINGS BANK

--------------------------------------------------------------------------------

#5

                       ----------------------------------
                                     L O G O
                       ----------------------------------






                            PEOPLES HOME SAVINGS BANK

                                Please Support Us

                                    Vote Your

                                Proxy Card Today










--------------------------------------------------------------------------------
If you have more than one account, you may have received more than one Proxy Card depending upon the ownership structure of your accounts. Please vote, sign and return all Proxy Cards that you received.
--------------------------------------------------------------------------------

#6

                            PEOPLES HOME SAVINGS BANK


                                                      ____________________, 2001





Dear ____________:

In accordance with the plan of conversion approved by our Board of Trustees, PHSB Financial Corporation will become our new holding company. We are converting so that we will be structured in a form of ownership used by most stock holding companies of savings banks.

You are cordially invited to join members of our senior management team at an informational meeting to be held on ___________ at ______ p.m. to learn more about the stock offering of PHSB Financial Corporation.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion, please call our stock information center at (724) 846-6020. The stock information center is open Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m.

                                           Sincerely,


                                           James P. Wetzel, Jr.
                                           President and Chief Executive Officer





The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.


(Printed by Stock Information Center)


#7

                           PHSB FINANCIAL CORPORATION


                                                      ____________________, 2001




Dear Subscriber:

We hereby acknowledge receipt of your order for shares of our common stock.

At this time, we cannot confirm the number of shares of common stock that will be issued to you. Such allocation will be made in accordance with the plan of conversion following completion of the stock offering.

If you have any questions, please call our stock information center at (724) 846-6020.


                                                      Sincerely,


                                                      PHSB FINANCIAL CORPORATION
                                                      STOCK INFORMATION CENTER





The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.


(Printed by Stock Information Center)


#8

                           PHSB FINANCIAL CORPORATION


                                                      ____________________, 2001





Dear Shareholder:

We appreciate your interest in our stock offering. Due to the excellent response from our Eligible Account Holders, we are unable to fill all orders in full. Consequently, in accordance with the provisions of the plan of conversion, you were allocated ______ shares at a price of $10.00 per share. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

The purchase date and closing of the transaction occurred on __________ __, 2001. Trading will commence on the Nasdaq National Market under the symbol "PHSB " on __________ __, 2001. Your stock certificate will be mailed to you shortly.

We thank you for your interest in us, and welcome you as a charter shareholder.

                                                      Sincerely,



                                                      PHSB FINANCIAL CORPORATION
                                                      STOCK INFORMATION CENTER






The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)


#9

                           PHSB FINANCIAL CORPORATION



                                                      ____________________, 2001




Dear Interested Investor:

We recently completed our subscription and community offerings. Unfortunately, due to the excellent response from the Eligible Account Holders, stock was not available for the Supplemental Eligible Account Holders, Current Depositors or community friends. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

We appreciate your interest in PHSB Financial Corporation and hope you become an owner of our stock in the future. The stock trades on the Nasdaq National Market under the symbol "PHSB."

                                                      Sincerely,



                                                      PHSB FINANCIAL CORPORATION
                                                      STOCK INFORMATION CENTER







The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)


#10

                           PHSB FINANCIAL CORPORATION



                                                      ____________________, 2001




Welcome Shareholder:

We are pleased to enclose the stock certificate that represents your ownership in PHSB Financial Corporation, the holding company of Peoples Home Savings Bank.

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

                         Registrar and Transfer Company
                          Investor Relations Department
                                10 Commerce Drive
                             Cranford, NJ 07016-3572
                                1 (800) 368-5948
                              email: info@rtco.com

Please also remember that your certificate is a negotiable instrument which should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors of PHSB Financial Corporation and the employees of Peoples Home Savings Bank, I would like to thank you for supporting our offering.

                                           Sincerely,



                                           James P. Wetzel, Jr.
                                           President and Chief Executive Officer


The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.


(Printed by Stock Information Center)


#11

                           PHSB FINANCIAL CORPORATION



                                                      ____________________, 2001




Dear Interested Subscriber:

We regret to inform you that we have decided not to accept your order for shares of our common stock in our community offering. This action is in accordance with our plan of conversion which gives us the absolute right to reject the order of any community member, in whole or in part, in the community offering.

Enclosed, therefore, is a check representing your subscription and interest earned thereon.

                                                      Sincerely,



                                                      PHSB FINANCIAL CORPORATION
                                                      STOCK INFORMATION CENTER






(Printed by Stock Information Center)


#12

                          TRIDENT SECURITIES LETTERHEAD



                                                      ____________________, 2001




To Our Friends:

We are enclosing the offering material for PHSB Financial Corporation in connection with their stock offering.

Trident Securities is managing PHSB Financial Corporation's subscription and community offerings, which will conclude at 12:00 p.m., Eastern Time on __________, December __, 2001. In the event that all the stock is not subscribed for in the subscription and community offerings, Trident Securities will form and manage a syndicate of broker/dealers to sell the remaining stock.

Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call or write.

                                        Sincerely,



                                        TRIDENT SECURITIES,
                                        A Division of McDonald Investments, Inc.





The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.


(Printed by Trident Securities)

#13

                           FACTS ABOUT THE CONVERSION

     On August 16, 2001, the Boards of Trustees of PHS Bancorp, M.H.C. and Peoples Home Savings and the Board of Directors of PHS Bancorp adopted a plan of conversion. In accordance with the plan, PHS Bancorp, M.H.C. will convert from a mutual holding company to a full stock corporation. Upon consummation of the conversion, PHS Bancorp, M.H.C. will cease to exist. The stock held by the public stockholders of PHS Bancorp will be converted into shares of PHSB Financial Corporation, the new holding company for Peoples Home Savings.

     This brochure answers some of the most frequently asked questions about the conversion and about your opportunity to invest in PHSB Financial Corporation. Investment in the stock of PHSB Financial Corporation involves certain risks. For a discussion of these risks, and a complete description of the conversion and the offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors".

                              QUESTIONS AND ANSWERS

Q: Why is PHS Bancorp, M.H.C. converting to the stock holding company structure?

A: The stock holding company structure is a more common form of ownership than the mutual holding company structure and offers the ability to diversify the business activities of PHSB Financial Corporation. The conversion will increase both the capital base of Peoples Home Savings and the number of outstanding shares, which will increase the likelihood of the development of an active and liquid market for the common stock of PHSB Financial Corporation.

Q: How many shares of common stock are being offered, and at what price per share?

A: PHSB Financial Corporation is offering between 2,125,000 and 2,875,000 shares of common stock for a subscription price of $10.00 per share. The number of shares being offered may increase up to 3,306,250 shares under certain circumstances. The number of shares PHSB Financial Corporation is offering represents the ownership interest of PHS Bancorp now owned by PHS Bancorp, M.H.C.

Q:   I am an existing Stockholder. How will my stock be treated?

A: The outstanding shares of common stock of PHS Bancorp will be exchanged for shares of common stock of PHSB Financial Corporation. The plan of conversion ensures that existing shareholders of PHSB Financial Corporation will own at least the same aggregate percentage of PHSB Financial Corporation common stock as they own of PHS Bancorp. Depending upon where the offering closes in the estimated valuation range, each share of PHS Bancorp common stock will be converted into the right to receive between ________ and ________ shares of PHSB Financial Corporation common stock.

Q:   Who may purchase common stock in the subscription offering?

A: Rights to subscribe for common stock have been granted under the plan of conversion to the following persons in the following descending order of priority:

          (1) Peoples Home Savings depositors with $50.00 or more on deposit as of June 30, 2000;
          (2)  Peoples Home Savings's employee stock ownership plan;
          (3) Peoples Home Savings depositors with $50.00 or more on deposit as of September 30, 2001; and
          (4) Peoples Home Savings depositors with $50.00 or more on deposit as of October 31, 2001.

Q:   Who may purchase common stock in the community offering?

A: During the subscription offering, PHSB Financial Corporation may also offer shares to the public in a community offering, with a preference, first to residents of Beaver and Lawrence Counties, Pennsylvania, and second to current stockholders of PHS Bancorp. If there are any remaining shares not sold in the subscription or community offering, PHSB Financial Corporation may offer such shares to the general public.

Q: Will any commission be charged for common stock I purchase in the stock offering?

A: No. You will not be charged a commission or fee on the purchase of shares in the conversion.

Q:   How do I purchase common stock?

A: First, you should read the accompanying Prospectus. Then, complete and return the enclosed stock order form, together with your payment. You may submit stock order forms in three ways: you may send the stock order form by regular mail, using the reply envelope provided; you may send the stock order form by overnight delivery to the address indicated on the back of the stock order form; or you may hand-deliver the stock order form to our stock information center, located at 110 McMillen Avenue, Chippewa Township, Beaver Falls, Pennsylvania.

Q:   How can I pay for the common stock?

A: Full payment for shares must accompany your stock order form at the time it is submitted. You may pay for your shares by check or money order payable to PHSB Financial Corporation, or by authorizing a withdrawal from the types of Peoples Home Savings deposit accounts designated on the stock order form. Authorized withdrawals will NOT be made until the completion of the stock offering, but the designated funds will not be available to you in the interim. If you wish to use individual retirement account funds see the discussion below. Funds authorized to be withdrawn from Peoples Home Savings deposit account(s) must be available in your account at the time you submit your stock order form. Checks and money orders will be cashed upon receipt, so funds must be available in your account.

Q: May I obtain a loan or line of credit from Peoples Home Savings to pay for my common stock?

A: No. Federal law prohibits Peoples Home Savings from loaning funds to purchase common stock in the stock offering. However, other financial institutions may make such a loan.

Q: May I subscribe for shares using funds in my Individual Retirement Account at Peoples Home Savings or elsewhere?

A: Yes. However, common stock must be held in a self-directed retirement account. By regulation, Peoples Home Savings's individual retirement accounts are not self-directed, so they cannot be invested in stock. If you wish to use some or all of the funds in your individual retirement accounts, the applicable funds must be transferred to a self-directed account maintained by an independent trustee, such as a brokerage firm. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and processing takes time, we recommend that you contact the stock information center early in the offering period for assistance with purchases using your Peoples Home Savings Individual Retirement Account, or another retirement account that you may have. Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, the institution where the funds are currently held.

Q:   May I change my mind after I place an order to subscribe for common stock?

A: No. After your stock order form and payment are received, you may not cancel or modify your order.

Q:   Will I receive interest on my subscription payment?

A: Yes. Payments received with the stock order form will be cashed and placed in an interest- bearing escrow account at Peoples Home Savings, and will earn interest at the passbook savings rate, until the conclusion of the stock offering. At that time, a check for the accrued interest will be mailed to you. Subscribers who elect to pay by deposit account withdrawal will continue to accrue interest in the account at its contractual rate until the funds are withdrawn, at the conclusion of the offering.

Q:   How many shares may I buy?

A: The minimum order is 25 shares, or $250. There are maximum purchase limitations, and there is a stock ownership limitation which applies to current PHS Bancorp stockholders.

     These limitations are described on the stock order form and in the section of the Prospectus entitled "The Offering".

Q:   What is the deadline for placing an order?

A: Orders in the subscription offering must be received (not postmarked) by no later than 12:00 p.m. eastern time, on ________ __, 2001.

Q:   How can I buy or sell PHS Financial Corporation common stock in the future?

A: Existing publicly held shares of PHS Bancorp common stock trade on the Nasdaq National Market under the symbol "PHSB." Upon completion of the conversion and offering, the new shares of common stock of PHSB Financial Corporation will replace existing shares and continue to trade on the Nasdaq National Market under the same symbol "PHSB". You will be able to buy or sell shares through a stockbroker. As soon as possible after the offering, investors will be mailed stock certificates. Although the common stock will have begun trading, brokerage firms may require that you have received your stock certificate prior to selling shares that you purchased in the stock offering.

Q:   Will dividends be paid initially on the common stock?

A: After the conversion, depending on the number of shares sold in the offering and the number of shares exchanged from current shareholders, we expect to continue to pay a dividend ranging from $.05 to $.08 per share per quarter or between $.20 and $.32 annually. Dividends will be subject to the determination and declaration of PHSB Financial Corporation's Board of Directors.

Q: As a current depositor of Peoples Home Savings placing an order in the subscription offering, may I register the shares in someone else's name?

A: No. To preserve your purchase priority, you must register the shares only in the name or names of eligible purchasers at the applicable date of eligibility. You may not add the names of others who were not eligible to purchase common stock in the offering on the applicable date of eligibility.

Q: I am eligible to purchase shares in the subscription offering, but I do not want to become a stockholder. May I allow someone else to use my stock order form to take advantage of my priority?

A: No. Transferring your subscription rights to someone who does not have subscription rights is illegal under federal law. PHSB Financial
     Corporation intends to take legal action against anyone who attempts to transfer subscription rights. If anyone offers to give you money to buy common stock in your name in exchange for later transferring the common stock, or requests to share in cash proceeds upon your future sale of PHSB Financial Corporation stock, please inform our stock information center at the number below.

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Q:   Will the  conversion  and stock offering have any effect on my Peoples Home
     Savings deposit or loan accounts?

A: No. The amount, interest rate and other terms of deposit accounts will not change. Deposit accounts will continue to be insured by the FDIC. Likewise, the loan accounts and rights of borrowers will not be affected.

Q:   Will the common stock be insured by the FDIC?

A: No. Unlike deposit accounts at Peoples Home Savings, common stock cannot be insured or guaranteed by the FDIC or any other government agency. The trading price of common stock may fluctuate, so common stock is subject to investment risk, including loss of principal invested. There can be no assurance that you will be able to sell your PHSB Financial Corporation shares at or above the $10.00 per share purchase price in the offering.

Q:   By placing an order, am I guaranteed to receive all the shares I requested?

A: No. If there is an oversubscription, shares will be allocated as described in the prospectus section entitled "The Offering." If we do not fill an order (either wholly or in part), funds submitted but not used will be refunded, with interest, and deposit account withdrawal authorizations will be canceled to the extent not used.

Q: Can my Peoples Home Savings local branch assist me with purchasing shares or completing the stock order form?

A: No. Our branch personnel may not, by law, assist with investment-related questions about the stock offering. We have established a stock information center staffed by registered representatives who can assist you. You may call the stock information center at the number below.

                              ADDITIONAL QUESTIONS?

                    Please call our Stock Information Center
                                 (724) 846-6020
        from 10:00 a.m. to 4:00p.m., Eastern Time, Monday through Friday.



TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF ________ __, 2001 IN ACCORDANCE WITH FEDERAL LAW, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO ________ __, 2001 OR HAND-DELIVERED ANY LATER THAN TWO DAYS PRIOR TO ________ __, 2001.

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